UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2015
ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.
On October 6, 2015, ICU Medical, Inc. (the “Company”) acquired all of the outstanding shares of EXC Holding Corp, a Delaware corporation (“EXC”), for an aggregate of approximately $59.5 million in cash, pursuant to the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of October 5, 2015, by and among the Company, Roundtable Healthcare Partners, L.P., a Delaware limited partnership, in its capacity as a seller and as the stockholder representative, Roundtable Healthcare Investors, L.P., a Delaware limited Partnership, and certain other holders of stock and options of EXC and Medline Industries, Inc. ("Medline"). All EXC stock options were terminated in connection with the transaction, and EXC is now a wholly owned subsidiary of the Company.
Immediately following the completion of the acquisition of EXC, on October 6, 2015, the Company sold all of the assets of EXC related to its business of manufacturing and selling pre-filled saline flush and swab flush syringe delivery systems (the “Flush Business”) to Excelsior Medical, LLC, an Illinois limited liability company and an affiliate of Medline ("Excelsior") for approximately $27 million in cash and the assumption of the liabilities related to the Flush Business. The disposition was completed pursuant to the terms of an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of October 5, 2015, by and between the Company, Excelsior and Medline, as guarantor of Excelsior's obligations under the Asset Purchase Agreement. The Company will retain all of the assets related to the business of manufacturing and selling the needleless connector disinfection cap (the “Cap Business”). Under the Asset Purchase Agreement, the Company and Excelsior have each agreed for a period of three years to non-competition restrictions relating to the Flush Business and the Cap Business, respectively.
On October 5, 2015, the Company issued a press release announcing the entry into the Stock Purchase Agreement and the Asset Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1.
The foregoing description of the Stock Purchase Agreement and the Asset Purchase Agreement and the transactions contemplated thereby, in each case, do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement and the Asset Purchase Agreement, which are filed as Exhibit 2.1 and 2.2, respectively, hereto and which are incorporated herein by reference.

Item 9.01	Financial statements and Exhibits

(d)	The following exhibits are furnished with this report:

Exhibit Number	Description

2.1*
Stock Purchase Agreement dated as of October 5, 2015 by and among ICU Medical, Inc., Medline Industries, Inc., Roundtable Healthcare Partners, L.P., Roundtable Healthcare Investors, L.P., and the other parties thereto.

2.2*	Asset Purchase Agreement dated as of October 5, 2015 by and among ICU Medical, Inc., Excelsior Medical, LLC and Medline Industries, Inc.

99.1	Press Release dated October 5, 2015.

*	All schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: October 6, 2015	/s/ Scott E. Lamb Scott E. Lamb Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Stock Purchase Agreement dated as of October 5, 2015 by and among ICU Medical, Inc., Roundtable Healthcare Partners, L.P., Roundtable Healthcare Investors, L.P., and the other parties thereto.

2.2*	Asset Purchase Agreement dated as of October 5, 2015 by and among ICU Medical, Inc. and Medline Industries, Inc.

99.1	Press Release dated October 5, 2015.

*	All schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the Securities and Exchange Commission upon request.